EXHIBIT 10.52
2003 STOCK INCENTIVE PLAN
OF RF MICRO DEVICES, INC.
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award)
     THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), made effective as of ____________ (the “Effective Date”) between RF MICRO DEVICES, INC., a North Carolina corporation (the “Corporation”), and ____________, an employee of, or individual in service to, the Corporation or a related entity (the “Participant”);
R E C I T A L S :
     WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors has approved the grant to the Participant of a contingent right to receive an award of restricted stock units (as defined in Section 4, below, the “Award”) for shares of the Corporation’s common stock (the “Common Stock”) issuable under the RF Micro Devices, Inc. 2003 Stock Incentive Plan, as amended June 1, 2006 and as it may be hereafter amended (the “Plan”), the grant of which Award is subject to the attainment of certain performance objectives and the vesting of which Award is subject to certain service requirements, as further described in this Agreement;
     NOW, THEREFORE, in furtherance of the purposes of the Plan, the Corporation and the Participant hereby agree as follows:
     1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.
     2. Certain Defined Terms. The following terms used in this Agreement shall have the meanings set forth in this Section 2:
     (a) The “Award Date” is the date on which the Award is or may be granted to the Participant following the Administrator’s determination regarding whether all or a portion of the Performance Objectives have been attained and completion of such other action as may be necessary to complete the grant of the Award.
     (b) The “Effective Date” is the effective date of the Agreement, as stated above.
     (c) The “Participant” is____________. Employee ID# ____________
     (d) “Performance Objectives” are the specific performance objectives identified in Section 2 of Schedule A attached hereto.
     (e) The “Performance Period” is the period beginning ____________ and ending on ____________.

     (f) The “Restriction Period” is the period beginning on the Award Date and ending on such date or dates and occurrence of such conditions as described in Section 3 of Schedule A attached hereto.
     (g) The “Shares” shall be that number, if any, of shares of Common Stock subject to the Award which are or may be granted under this Agreement, as such number may be determined in accordance with Section 1 of Schedule A.
     3. Award Opportunity; Incorporation of the Terms of Schedule A of the Agreement.
     (a) The Corporation hereby grants to the Participant an opportunity to be granted the Award for a certain number of shares of Common Stock (as defined above, the “Shares”) based upon the attainment of at least two and up to six of the Performance Objectives, all as described in Schedule A, during the Performance Period. The number, if any, of shares of Common Stock subject to the Award shall be determined by the Administrator based on the achievement by the Corporation of the Performance Objectives described in Section 2 of Schedule A. No Award of Shares is being granted at this time, and no Award shall be granted unless and until the Administrator, in its sole discretion and in accordance with the terms of the Plan and this Agreement, determines whether and to what extent the Award has been earned (including but not limited to determining whether and to what extent the Performance Objectives have been met), determines the number of Shares that shall be subject to the Award and takes any other action it deems necessary or advisable in order to complete the grant.
     (b) The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge that the Corporation’s signature on the signature page hereof, and the Participant’s signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.
     4. Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Corporation shall grant the Participant an award of restricted stock units (the “Award”) for that number of Shares of Common Stock as is determined in accordance with Schedule A if and only if a minimum of two (and up to six) of the Performance Objectives are met during the Performance Period, as further described in Schedule A. The number of Shares, if any, subject to the Award shall be determined by the Administrator in its sole discretion in accordance with the Plan and this Agreement (including Schedule A) following completion of the Performance Period. The Award Date shall be ____________ or as soon as practicable after the end of the Performance Period and the Administrator’s determination of the extent, if any, to which the Performance Objectives have been met and the Award has been earned. The Corporation shall give notice to the Participant after the Performance Period regarding whether the Award has been granted and the number of Shares subject to the Award.
     5. Dividends and Voting Rights. The Participant or his legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and then only to the extent that) the Award has been earned and vested and certificates for such Shares have been issued and delivered to him or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).

     6. Vesting of Award.
     (a) Subject to the terms of the Plan and the Agreement, the Shares subject to the Award shall be deemed vested, and such Shares shall be distributable as provided in Section 8 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 3 of Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in Schedule A of this Agreement and otherwise in accordance with the terms of the Plan.
     (b) The Administrator has sole authority to determine whether and to what degree the Award has been earned and vested and to interpret the terms and conditions of this Agreement and the Plan.
     7. Effect of Termination of Employment; Forfeiture of Award. Except as may be otherwise provided in the Plan or the Agreement, in the event that the employment or service of the Participant is terminated for any reason and the Award has not been earned and vested pursuant to the terms of this Agreement, then the Award, to the extent not earned and vested as of the Participant’s termination date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his employment or service shall (except as may otherwise be provided in the Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of the date of his termination of employment or service.
     8. Settlement of Award. The Award, if earned and vested in accordance with the terms of the Agreement, shall be payable in whole shares of Common Stock. A certificate or certificates for Shares subject to the Award shall be issued in the name of the Participant (or his beneficiary) as soon as practicable after, and only to the extent that, the Award (or portion thereof) has vested.
     9. No Right of Continued Employment or Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a related entity or to interfere in any way with the right of the Corporation or a related entity to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unearned or unvested portion of his Award shall terminate upon the termination of employment or service of the Participant with the Corporation or a related entity.
     10. Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until all conditions to vesting have been met.

     11. Withholding; Tax Consequences.
     (a) The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award, to satisfy such obligations. Without limiting the effect of the foregoing, the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and the issuance of the underlying Shares in order to comply with applicable federal, state, local, foreign or other tax and securities laws, rules and regulations or applicable policies of the Corporation implemented to ensure compliance with such laws (including but not limited to insider trading provisions and the Corporation’s insider trading policy); provided, however, that any such delay in vesting of the Award or issuance of Shares shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan.
     (b) The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that the Participant has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
     12. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.
     13. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in Section 18 of the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitations Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
     14. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

     15. Amendment and Termination; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but not limited to Code Section 409A). The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
     16. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office, attention Treasurer, RF Micro Devices, Inc.
     17. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     18. Restrictions on Award and Shares. The Corporation may impose such restrictions on the Award and any Shares issued pursuant to the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The Administrator may delay the right to receive or dispose of shares of Common Stock (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of shares of Common Stock (or distribution of other benefits) would violate any federal, state or foreign securities laws or applicable policies of the Corporation, and the Administrator may provide in its discretion that any time periods to receive shares of Common Stock (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay; provided, however, that any such delay, suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-b trading plan.
     19. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
[Signature Page to Follow]

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Corporation and by the Participant effective as of the Effective Date stated on page one of this Agreement.

RF MICRO DEVICES, INC.

By:

Robert A. Bruggeworth President and Chief Executive Officer

Attest:

William Priddy Secretary & Chief Financial Officer
[Signature page of Participant to follow on Schedule A/Grant Letter]

2003 Stock Incentive Plan of RF Micro Devices, Inc.
Restricted Stock Unit Agreement
(Performance-Based and Service-Based Award)
Schedule A/Grant Letter
     1. Award Opportunity.
     (a) Pursuant to the terms and conditions of the Corporation’s 2003 Stock Incentive Plan, as amended (the “Plan”), you (the “Participant”) are eligible to be granted an of restricted stock units (the “Award”) for that number of Shares (the “Shares”) of Common Stock as may be determined pursuant to Section 1 herein.
     (b) No Award will be granted unless at least two of the Performance Objectives are met during the Performance Period. If two of the Performance Objectives are met, the Participant shall be granted an Award for the Threshold number of shares (50% of Target). If three of the Performance Objectives are met, the Participant shall be granted an Award for 75% of the Target number of shares. If four of the Performance Objectives are met, the Participant shall be granted an Award for 100% of the Target number of shares. If five of the Performance Objectives are met, the Participant shall be granted an Award for 125% of the Target number of shares. If all six of the Performance Objectives are met, the Participant shall be granted an Award for the Maximum number of shares (150% of Target). The Award shall not be granted until following the end of the Performance Period and then only if the terms and conditions described in the Agreement have been met. The actual number of shares which may be subject to the Award shall be as provided in Section 1(c), below.
     (c) Number of Shares Potentially Subject to Award:

Threshold Number of Shares (50% of Target):
75% of Target:
Target Number of Shares (100% of Target):
125% of Target:
Maximum Number of Shares (150% of Target):
     (d) The Performance Objectives must be met, if at all, during the Performance Period. The Administrator has sole discretion to determine if, and to what extent, any or all Performance Objectives are met and to interpret the other terms and conditions of this Agreement.
     2. Performance Objectives. The Performance Objectives for the Performance Period applicable to the Participant pursuant to this Agreement are as follows:
     3. Vesting of Award. If the Award is granted in accordance into this Agreement, the Award shall vest as follows:
     (i) The Award shall be deemed vested with respect to fifty percent (50%) of the Shares subject to the Award on the Award Date, subject to the continued employment or service of the Participant with the Corporation or a related entity through such vesting date;

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     (ii) The Award shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of seventy-five percent (75%)) of the Shares subject to the Award on the first anniversary of the Award Date, subject to the continued employment or service of the Participant with the Corporation or a related entity through such vesting date; and
     (iii) The Award shall be deemed vested with respect to an additional twenty-five percent (25%) (for a total of one hundred percent (100%)) of the Shares subject to the Award on the second anniversary of the Award Date, subject to the continued employment or service of the Participant with the Corporation or a related entity through such vesting date.
     By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Restricted Stock Award Agreement (the “Agreement”) effective as of ____________, between the Participant and the Corporation which is attached to this Grant Letter. I understand that the Grant Letter and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A contained herein. The Corporation reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Signature:	Date:

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Todd Bender, RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

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